Exhibit 10.1

AMENDMENT NO. 1 dated as of June 29, 2007 (this “Amendment”), to the Employment Agreement dated as of June 30, 2004 (the “Original Agreement”), by and between LAUREATE EDUCATION, INC., a Maryland corporation (the “Company”) and Douglas L. Becker (the “Executive”).

WHEREAS, the Employment Period, as defined in the Original Agreement, will terminate on June 30, 2007, and the Company and the Executive desire to amend the Original Agreement in order to extend the Employment Period.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.   Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Original Agreement.

Section 2.   Amendment to the Original Agreement.  Effective as of the date first above written, Section 3 of the Original Agreement is hereby deleted in its entirety and amended to read as follows:

“3.  Term of Employment .   The Executive’s employment hereunder shall continue until July 15, 2007, unless such employment is terminated earlier in accordance with the provisions of this Agreement (the “Employment Period”).

Section 3.   No Other Amendments; Confirmation.  Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 4.   Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.   APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

Section 6.   Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single agreement.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first written above.

LAUREATE EDUCATION, INC.,

by:
/s/ Robert W. Zentz
Name: Robert W. Zentz Title: Senior Vice President, Secretary and General Counsel

DOUGLAS L. BECKER

/s/ Douglas L. Becker